U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2011

NB MANUFACTURING, INC.
(Name of Small Business Issuer as Specified in Its Charter)

Nevada	000-52678	20-0853320
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3410 W. Glendale, Suite D
Phoenix, AZ 85051
(Address of principal executive offices)

(602) 246-9156
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	Change in Control of Registrant.

This Report supplements and amends the Registrant’s Current Report on Form 8-K that was filed on July 19, 2011.  The text under Item 5.01 in that Report is to be disregarded and the following substituted therefor:

On July 12, 2011, Jack D. Kelley and Associates, Inc., the Lazzeri Family Trust, Mathis Family Partners, Underwood Family Partners and Battersea Capital, Inc., the owners, collectively of 1,207,300 shares of the Registrant’s common stock (approximately 86.2%), sold an aggregate of 1,189,190 of those shares to the following parties, in equal amounts:  Larry Eiteljorg, Azul Dia, Inc., Beaux Beaux Partnership and Rocky Global Enterprises, Ltd. (the “Buyers”).

As a result of that transaction, each of the Buyers owns approximately 21.2% of the Registrant’s outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 18, 2011	NB Manufacturing, Inc.

By: /s/ Derold L. Kelley
Derold L. Kelley, CEO